UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, Everspin Technologies, Inc. (the “Company”) announced that Anuj Aggarwal, the Company’s Interim Chief Financial Officer, will replace Aparna Oka as the Company’s principal accounting officer, effective immediately. Following the change, Mr. Aggarwal will serve as both the Company’s principal financial officer and principal accounting officer. Ms. Oka had been serving as the Company’s principal accounting officer since April 16, 2021 and will continue to serve as the Company’s Corporate Controller.

Biographical information for Mr. Aggarwal can be found in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 4, 2021, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Aggarwal and any other person pursuant to which he was appointed to serve as the Company’s principal accounting officer. There are also no family relationships between Mr. Aggarwal and any director or executive officer of the Company, and Mr. Aggarwal does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with Mr. Aggarwal in connection with his appointment as the Company’s principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: June 1, 2021

	By:	/s/ Darin Billerbeck
Darin Billerbeck
Interim Chief Executive Officer